Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A Ordinary Shares, $0.0001 par value per share, of Research Alliance Corporation IV, a Cayman Islands exempted company, and further agree that this Joint Filing Agreement be included as Exhibit 1 to such Schedule 13G. In evidence thereof, the undersigned hereby execute this agreement this 21st day of July, 2026.

Trails Edge Capital Partners, LP

By: Trails Edge Capital Partners, LLC, its general partner

By:	/s/ Ortav Yehudai
Name:	Ortav Yehudai
Title:	Chief Investment Officer

Trails Edge Biotechnology Master Fund, LP

By: Trails Edge Biotechnology Fund GP, LP, GP of Trails Edge Biotechnology Master Fund, LP

By: Trails Edge GP, LLC, its general partner

By:	/s/ Ortav Yehudai
Name:	Ortav Yehudai
Title:	Chief Investment Officer

/s/ Ortav Yehudai
Ortav Yehudai